SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

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City National Rochdale Funds

(Name of Registrant as Specified in Its Charter)

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CITY NATIONAL ROCHDALE FIXED INCOME OPPORTUNITIES FUND,
a series of
CITY NATIONAL ROCHDALE FUNDS
400 North Roxbury Drive, Beverly Hills, California 90210

IMPORTANT NOTICE REGARDING
INTERNET AVAILABILITY OF AN INFORMATION STATEMENT

March 3, 2022

As a shareholder of the City National Rochdale Fixed Income Opportunities Fund (the "Fund"), a series of City National Rochdale Funds (the "Trust"), you are receiving this notice regarding the internet availability of an information statement (the "Information Statement") relating to the appointment of T. Rowe Price Associates, Inc. ("T. Rowe") as a sub-adviser to the Fund. This notice presents an overview of the Information Statement that is available to you on the internet or, upon request, by mail or email. We encourage you to access and review all of the important information contained in the Information Statement. As described below, the Information Statement is for informational purposes only and, as a shareholder of the Fund, you do not need to take any action in connection with the change.

On December 2, 2021, the Board of Trustees of the Trust approved a new sub-advisory agreement between City National Rochdale, LLC (the "Adviser") and T. Rowe with respect to the Fund. The new sub-advisory agreement became effective on December 3, 2021.

The Adviser continues to serve as investment adviser to the Fund. There will be no increase in fees to the Fund and its shareholders as a result of this appointment.

The Fund has received an exemptive order (the "Exemptive Order") from the U.S. Securities and Exchange Commission (the "SEC") that permits the Adviser, subject to certain conditions required by the SEC, to retain an unaffiliated sub-adviser or terminate or replace a sub-adviser to the Fund, with the approval of the Board of Trustees but without obtaining approval of the Fund's shareholders. Although approval by the Fund's shareholders is not required, the Exemptive Order requires that an Information Statement be provided to the Fund's shareholders in connection with such actions.

By sending you this notice, the Fund is notifying you that it is making the Information Statement available to you via the internet in lieu of mailing you a paper copy. You may print and view the Information Statement on the Fund's website at https://www.citynationalrochdalefunds.com/latest_news. The Information Statement will be available on the website until at least June 2, 2022. You may request a paper copy or email copy of the Information Statement, free of charge, by contacting the Trust in writing at City National Rochdale Funds, c/o SEI Investments Distribution Co., One Freedom Valley Drive, Oaks, Pennsylvania 19456; by calling (888) 889-0799; or by accessing the Trust's website at https://www.citynationalrochdalefunds.com/latest_news. The Fund's most recent annual report and semi-annual report are also available upon request, without charge, by contacting the Trust at the above address or phone number, or by visiting the website https://www.citynationalrochdalefunds.com/fund_reports.

Only one copy of this notice will be delivered to shareholders of the Fund who reside at the same address, unless the Fund has received instructions to the contrary. If you would like to receive an additional copy, please write to the Trust at City National Rochdale Funds, c/o SEI Investments Distribution Co., One Freedom Valley Drive, Oaks, Pennsylvania 19456, or call (888) 889-0799. Shareholders wishing to receive separate copies of notices in the future, and shareholders sharing an address who wish to receive a single copy if they are receiving multiple copies, should also contact the Trust as indicated above.

If you want to receive a paper or email copy of the Information Statement, you must request one. There is no charge to you to obtain a copy. Call us at (888) 889-0799 if you have any questions.

IMPORTANT NEWS ABOUT

CITY NATIONAL ROCHDALE FIXED INCOME OPPORTUNITIES FUND

March 3, 2022

To the Shareholders of the City National Rochdale Fixed Income Opportunities Fund:

The Board of Trustees of City National Rochdale Funds has appointed T. Rowe Price Associates, Inc. ("T. Rowe") as a sub-adviser to the City National Rochdale Fixed Income Opportunities Fund (the "Fund").

On December 2, 2021, the Board of Trustees of the Trust approved a new sub-advisory agreement between City National Rochdale, LLC (the "Adviser") and T. Rowe with respect to the Fund. The new sub-advisory agreement became effective on December 3, 2021.

City National Rochdale, LLC continues to serve as investment adviser to the Fund. There will be no increase in fees to the Fund and its shareholders as a result of this appointment.

The next few pages of this package feature more information about T. Rowe. Please take a few moments to read them. Call us at (888) 889-0799 if you have any questions.

On behalf of the Board of Trustees, I thank you for your continued investment in the Fund.

Sincerely,

Garrett D'Alessandro
President

INFORMATION STATEMENT
TO SHAREHOLDERS OF THE
CITY NATIONAL ROCHDALE FIXED INCOME OPPORTUNITIES FUND

This document is an Information Statement and is being provided to shareholders of the City National Rochdale Fixed Income Opportunities Fund (the "Fund"), a series of City National Rochdale Funds (the "Trust"), in lieu of a proxy statement pursuant to the terms of an exemptive order issued by the Securities and Exchange Commission (the "SEC"). City National Rochdale, LLC (the "Adviser") serves as the investment adviser for the Fund. The exemptive order permits the Adviser and the Board of Trustees of the Trust (the "Board") to employ unaffiliated sub-advisers, terminate sub-advisers, and modify sub-advisory agreements with unaffiliated sub-advisers without prior approval of the Fund's shareholders.

The Board reviews advisory and sub-advisory agreements annually. In addition, under the SEC order, if the Adviser and the Board retain a new sub-adviser, the Trust is required to provide an Information Statement to shareholders of the affected portfolios of the Trust explaining the change.

Certain information on the share ownership of the Fund is set forth in Appendix A.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Appointment of T. Rowe Price as Sub-Adviser to the City National Rochdale Fixed Income Opportunities Fund

On November 9, 2021, and December 2, 2021, the Board of Trustees (the "Board") of City National Rochdale Funds (the "Trust"), including the Trustees who are not "interested persons" of the Trust (the "Independent Trustees") as defined in the Investment Company Act of 1940, as amended (the "1940 Act"), considered information regarding the proposed appointment of T. Rowe Price Associates, Inc. ("T. Rowe") as a sub-adviser to the City National Rochdale Fixed Income Opportunities Fund series of the Trust (the "Fund").

On December 2, 2021, the Board of Trustees of the Trust approved a new sub-advisory agreement between City National Rochdale, LLC (the "Adviser") and T. Rowe with respect to the Fund. The new sub-advisory agreement became effective on December 3, 2021.

No officers or Trustees of the Trust are officers, employees, directors, managers or members of T. Rowe. In addition, since the beginning of the Trust's last fiscal year, no Trustee has had, directly or indirectly, any interest in T. Rowe, any of its parents or subsidiaries or any subsidiaries of a parent of any such entities, and no Trustee has been a party to a material transaction or material proposed transaction to which T. Rowe, any of its parents or subsidiaries or any subsidiaries of a parent of any such entities, was or is to be a party.

Considerations by the Board of Trustees

At their November and December meetings, in connection with their review of the proposed sub-advisory agreement, the Trustees considered information provided by T. Rowe regarding a variety of matters, including the overall quality and depth of T. Rowe's organization, its overall financial strength and stability, its commitment to compliance with applicable laws and regulations and the systems in place to ensure compliance with those requirements, its portfolio trading and soft dollar practices, and its disaster recovery and contingency planning practices. The Trustees also considered the experience and capability of T. Rowe's management, the background, education and experience of T. Rowe's personnel, and its efforts to retain, attract and motivate capable personnel. The Trustees also considered T. Rowe's investment philosophy and process as well as its brokerage and trading practices.

The Trustees reviewed the performance of T. Rowe's Emerging Markets Corporate Bond strategy, which was managed by the portfolio managers who would be managing T. Rowe's portion of the Fund. The Trustees observed that the meeting materials indicated that the performance of T. Rowe's Emerging Markets Corporate Bond Composite (gross of fees) for the one-, three-, five- and ten-year periods ended September 30, 2021, were higher than the returns of the J.P. Morgan Corporate Emerging Market Bond Broad Diversified Index. The Trustees concluded that T. Rowe was likely to provide high quality sub-advisory services to the Fund.

The Trustees reviewed information included in the meeting materials regarding the sub-advisory fee proposed to be charged by T. Rowe with respect to the Fund. The Board noted that T. Rowe did not currently manage any other sub-advised accounts with investment objectives and strategies similar to the T. Rowe portion of the Fund. The Board observed, however, that the sub-advisory fee proposed to be paid to T. Rowe with respect to the Fund was lower than the fees it charged to serve as adviser to a mutual fund managed by T. Rowe using its Emerging Markets Corporate Bond strategy, and was lower than T. Rowe's Emerging Markets Corporate Bond sub-advised account and separate account Form ADV standard fee schedule. With respect to transitional adjustments included in the sub-advisory fee schedule, the Trustees noted that the adjustments were designed to smooth out payments when they reach breakpoints. After discussion, the Trustees concluded that the sub-advisory fees proposed to be charged by T. Rowe with respect to the Fund were fair and reasonable.

The Board also considered the potential benefits to be received by T. Rowe as a result of its relationship with the Fund, other than the receipt of its sub-advisory fee, including the intangible benefits of its association with the Fund generally and any favorable publicity arising in connection with the Fund's performance.

Based on their review, including their consideration of each of the factors referred to above, the Board and the Independent Trustees concluded that the terms of the proposed sub-advisory agreement, including the sub-advisory fee to be received by T. Rowe, were fair and reasonable in light of the nature and quality of the services proposed to be provided by T. Rowe to the Fund and its shareholders, and it would be in the best interests of the Fund and its shareholders to approve the new sub-advisory agreement.

Terms of Sub-Advisory Agreement

The T. Rowe sub-advisory agreement will continue in force for a term of two years following its effective date, unless sooner terminated, and will continue in force from year to year thereafter so long as it is specifically approved at least annually in the manner required by the 1940 Act.

The agreement will automatically terminate in the event of its assignment (as defined in the 1940 Act) and may be terminated at any time without payment of any penalty by the Adviser, by the Board or by a vote of a majority of the outstanding voting securities of the Fund, as defined by the 1940 Act, on 60 days' prior written notice to T. Rowe. The agreement may also be terminated at any time by T. Rowe on 60 days' written notice to the Adviser. The agreement will automatically terminate if the Investment Management Agreement between the Adviser and the Trust with respect to the Fund is assigned or terminated. Pursuant to the sub-advisory agreement, T. Rowe is entitled to annual fees at the following annual rate as a percentage of the Fund's average daily net assets:

45.0 basis points on the first $50 million
42.5 basis points on the next $50 million

When assets reach $100 million* the fee rate will be:
42.5 basis points on all assets

When assets reach $250 million* the fee rate will be:
37.5 basis points on all assets

When assets reach $500 million* the fee rate will be:
32.5 basis points on the first $500 million and
27.5 basis points on all the excess up to $1 billion

When assets reach $1 billion* the fee rate will be:
27.5 basis points on all assets

*       A transitional adjustment is applied to the fee schedule as assets approach or fall below these breakpoints. See the fee schedule attached as Appendix A to the sub-advisory agreement for additional detail.

The sub-advisory fees paid pursuant to the sub-advisory agreement are paid by the Adviser and not the Fund. Because the Adviser pays T. Rowe out of the Adviser's own fees received from the Fund, there is no "duplication" of advisory fees paid. The Adviser receives an annual fee of 0.50% of the Fund's average daily net assets. There will be no increase in advisory fees to the Fund and its shareholders in connection with the appointment of T. Rowe as sub-adviser to the Fund.

The foregoing description of the agreement is only a summary and is qualified in its entirety by reference to the text of the agreement. A copy of the agreement is on file with the SEC and is available: (1) in person at the SEC's Public Reference Room in Washington, D.C. (upon payment of any applicable fees); (2) by mail (Public Reference Section, Securities and Exchange Commission, Washington, DC 20549-1520) or email (publicinfo@sec.gov) (upon payment of any applicable fees); or (3) on the EDGAR Database on the SEC's internet website (www.sec.gov).

Certain Information Regarding T. Rowe Price

T. Rowe is headquartered at 100 East Pratt Street, Baltimore, Maryland 21202. T. Rowe and its affiliates provide investment advisory services to individual and institutional investor accounts. T. Rowe is a wholly owned subsidiary of T. Rowe Price Group, Inc., a publicly traded company, the principal business of which is investment management services. As of December 31, 2021, T. Rowe had approximately $1.69 trillion in assets under management.

The names and principal occupations of the principal executive officers and directors of T. Rowe are listed below:

Name	Principal Occupation/Title
Jennifer B. Dardis	Vice President & Director
David Oestreicher	Vice President, Director & Secretary
Eric L. Veiel	Vice President & Director
Robert W. Sharps	President, Director & Chairman of the Board

Each of the principal executive officers and directors of T. Rowe is located at 100 East Pratt Street, Baltimore, Maryland 21202.

T. Rowe does not serve as investment adviser or sub-adviser to any other mutual funds that have investment objectives similar to those of the Fund.

General Information

The principal executive offices of the Trust and the Adviser are located at 400 North Roxbury Drive, Beverly Hills, California 90210. The Trust's administrator is SEI Investments Global Funds Services, and the Trust's distributor is SEI Investments Distribution Co., each of which is located at One Freedom Valley Drive, Oaks, Pennsylvania 19456. The Trust's transfer agent is U.S. Bank Global Fund Services, which is located at 615 East Michigan Street, Milwaukee, Wisconsin 53202. The Trust's custodian is U.S. Bank, N.A., which is located at 1555 N. Rivercenter Drive, Milwaukee, Wisconsin 53212. Counsel to the Trust is Morgan, Lewis & Bockius LLP, 600 Anton Boulevard, Suite 1800, Costa Mesa, California 92626. Counsel to the Independent Trustees of the Trust is Dechert LLP, 633 W. 5th, Suite 4900, Los Angeles, California 90071.

The Trust will furnish, without charge, a copy of the most recent Annual Report and Semi-Annual Report to Shareholders of the Trust upon request. Requests for such reports should be directed to City National Rochdale Funds, c/o SEI Investments Distribution Co., One Freedom Valley Drive, Oaks, Pennsylvania 19456, or by calling (888) 889-0799, or by accessing the Trust's website at www.citynationalrochdalefunds.com.

To reduce expenses, we may mail only one copy of each Annual and Semi-Annual Report and Notice of Internet Availability of Information Statement to those addresses shared by two or more accounts. If you wish to receive individual copies of these documents, please call us at (888) 889-0799. We will begin sending you individual copies 30 days after receiving your request.

APPENDIX A

As of January 3, 2022, the following shareholders were known by the City National Rochdale Fixed Income Opportunities Fund to own of record* (with sole or shared voting or investment power) 5% or more of the outstanding shares of the indicated class of the Fund:

Shareholder	Class	Percentage of Total Outstanding Shares of Class
Pershing LLC 1 Pershing Plz Jersey City, NJ 07399-0001	Class N	32.95%
Mutual Fund Administrator c/o City National Bank SEI Private Trust Company One Freedom Valley Drive Oaks, PA 19456-9989	Class N	31.90%
National Financial Services LLC Attn Mutual Funds Department 499 Washington Blvd Fl 4 Jersey City, NJ 07310	Class N	28.90%

*	The Fund has no information regarding the beneficial owners of Fund shares owned through accounts with financial intermediaries.

As of January 3, 2022, the Trustees and officers of the Trust owned of record, in aggregate, less than 1% of the outstanding shares of the City National Rochdale Fixed Income Opportunities Fund.